Exhibit 10.4

Date 24 April 2012

Q KEEN SHIPPING LTD.

as Borrower

- and -

DVB BANK SE

as Lender

LOAN AGREEMENT

relating to a US$20,000,000 loan facility to provide

post-delivery finance in respect of the acquisition

of a Kamsarmax bulk carrier currently

having builder’s Hull No. 6063 and under construction at

Hyundai Mipo Dockyard Co., Ltd. in Ulsan, Korea

WATSON, FARLEY & WILLIAMS
Piraeus

i

SCHEDULE 3	LIST OF APPROVED BROKERS	73

SCHEDULE 4	DVB LOAN ADMINISTRATION FORM	74

SCHEDULE 5	FORM OF SUBORDINATION UNDERTAKING	76

SCHEDULE 6	PART A LETTER OF INSTRUCTION TO CLASSIFICATION SOCIETY	78

PART B	LETTER OF UNDERTAKING FROM THE CLASSIFICATION SOCIETY	80

EXECUTION PAGE		81

ii

THIS AGREEMENT is made on 24 April 2012

BETWEEN

(1)                                 Q KEEN SHIPPING LTD., a corporation incorporated and existing in The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands as “Borrower”; and

(2)                                 DVB BANK SE, acting through its office at 6 Platz der Republik, D-60325, Frankfurt am Main, Germany as “Lender”.

BACKGROUND

(A)                               The Lender has agreed to make available to the Borrower a secured term loan facility of up to the lesser of (i) US$20,000,000 and (ii) 60 per cent. of the market value (determined pursuant to paragraph 5 of Schedule 2, Part B) of a Kamsarmax bulk carrier currently bearing Hull No. 6063 and under construction by Hyundai Mipo Dockyard Co., Ltd. in Ulsan, Korea and to be acquired by the Borrower, to part-finance the acquisition cost of that ship.

(B)                               The Borrower may, from time to time, hedge its exposure under this Agreement to interest rate fluctuations by entering into interest rate swap transactions with the Lender.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions. Subject to Clause 1.5, in this Agreement:

“Account Bank” means a bank approved by the Lender in writing with which the Earnings Account shall be maintained by the Borrower;

“Account Pledge” means a deed creating security in respect of the Earnings Account in the Agreed Form;

“Agreed Form” means in relation to any document, that document in the form approved in writing by the Lender or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any of the Finance Documents;

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997);

“Approved Broker” means any of the brokers listed in Schedule 3 and, in the plural, means all of them;

“Approved Charterparty” means a time charter in respect of the Ship dated 23 November 2011 and entered into between the Borrower and Klaveness AS of Norway, of a duration of 18 to 24 months and for a net daily hire rate of $11,970; and

“Approved Flag” means The Marshall Islands’ flag or any other flag as the Lender may approve as the flag on which the Ship is or, as the case may be, shall be registered;

“Approved Flag State” means The Marshall Islands or any other country in which the Lender may approve that the Ship is or, as the case may be, shall be registered;

“Approved Manager” means Quintana Ship Management Ltd., a corporation incorporated and existing under the laws of The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands or any other company which the Lender may approve from time to time as the technical and commercial manager of the Ship;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)                                 the earlier of (i) the Delivery Date and (ii) 30 May 2012, (or such later date as the Lender may agree with the Borrower); or

(b)                                 if earlier, the date on which the Loan is fully borrowed, cancelled or terminated;

“Balloon Instalment” has the meaning given to it in Clause 7.1(b);

“Borrower” means Q Keen Shipping Ltd., a corporation incorporated and existing in The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands;

“Builder” means Hyundai Mipo Dockyard Co., Ltd., a company incorporated and existing in Korea whose principal office is at 1381, Bangeo-Dong, Dong-Ku, Ulsan, Korea;

“Business Day” means a day on which banks are open in London, Frankfurt, Piraeus and, in relation to any payment to be paid to the Seller and/or the Builder, Korea, and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Charterparty” means any charterparty in respect of the Ship (including, without limitation, the Approved Charterparty) of a duration (or capable of exceeding a duration) of 12 months or more made on terms and with a charterer in all respects acceptable to the Lender;

“Charterparty Assignment” means, in respect of a Charterparty, the first priority assignment of the rights of the Borrower under that Charterparty executed or to be executed by the Borrower in favour of the Lender in the Agreed Form;

“Commitment” means $20,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Confirmation” and “Early Termination Date”, in relation to any continuing Transaction, have the meanings given in the Master Agreement;

“Contract Price” means $36,050,000 being the acquisition cost in respect of the Ship referred to in Article II of the Shipbuilding Contract and payable pursuant to clause 3 of the MOA or, as the case may be, Article X of the Shipbuilding Contract;

“Contractual Currency” has the meaning given in Clause 20.4;

“Delivery Date” means the date on which title to, and possession of, the Ship is transferred from the Seller or, as the case may be, the Builder to the Borrower pursuant to the MOA or, as the case may be, the Shipbuilding Contract;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the date requested by the Borrower for the Loan to be advanced, or (as the context requires) the date on which the Loan is actually advanced;

“Drawdown Notice” means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

“DVB LAM Form” means a form to be issued by the Borrower to the Lender in the form set out in Schedule 4;

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Lender and which arise out of the use or operation of the Ship, including (but not limited to):

(a)                                 except to the extent that they fall within paragraph (b);

(i)                                     all freight, hire and passage moneys;

(ii)                                  compensation payable to the Borrower or the Lender in the event of requisition of the Ship for hire;

(iii)                               remuneration for salvage and towage services;

(iv)                              demurrage and detention moneys;

(v)                                 damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship; and

(vi)                              all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)                                 if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account” means an account in the name of the Borrower with the Account Bank in London designated “Q Keen Shipping Ltd. - Earnings Account”, or any other account which is designated by the Lender as the Earnings Account in relation to the Ship for the purposes of this Agreement;

“Environmental Claim” means:

(a)                                 any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)                                 any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)                                 any release of Environmentally Sensitive Material from the Ship; or

(b)                                 any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)                                  any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 18.1;

“Finance Documents” means:

(a)                                 this Agreement;

(b)                                 the Guarantee;

(c)                                  the Master Agreement;

(d)                                 the Master Agreement Security Deed;

(e)                                  the Account Pledge;

(f)                                   the General Assignment;

(g)                                  the Mortgage;

(h)                                 any Charterparty Assignment;

(i)                                     the Shares Pledge;

(j)                                    the Manager’s Undertaking; and

(k)                                 any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)                                 for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)                                 under any loan stock, bond, note or other security issued by the debtor;

(c)                                  under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)                                 under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)                                  under any foreign exchange transaction any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)                                   under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“Fleet Vessels” means, together, all vessels owned by members of the Group (including, without limitation, the Ship) and, in the singular, means any of them;

“GAAP” means generally accepted accounting principles as from time to time in effect in the United States of America;

“General Assignment” means a general assignment of the Earnings, the Insurances and any Requisition Compensation in the Agreed Form;

“Group” means, together, the Borrower, the Guarantor and their subsidiaries and “member of the Group” shall be construed accordingly;

“Guarantee” means the guarantee executed or to executed by the Guarantor in favour of the Lender guaranteeing the obligations of the Borrower under this Agreement, the Master Agreement and the other Finance Documents in the Agreed Form;

“Guarantor” means Quintana Shipping Ltd., a corporation incorporated and existing in The Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands;

“IAPPC” means a valid international air pollution prevention certificate in respect of the Ship issued under Annex VI;

“Initial Market Value” means the Market Value of the Ship, determined pursuant to the valuations referred to in paragraph 5 of Schedule 2, Part B;

“Instalment” has the meaning given to it in Clause 7.1(a);

“Insurances” means:

(a)                                 all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in respect of the Ship, its Earnings or otherwise in relation to it whether before, on or after the date of this Agreement; and

(b)                                 all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

“Interest Period” means a period determined in accordance with Clause 5;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lender” means DVB Bank SE, acting through its branch at 6 Platz der Republik, D-60325, Frankfurt am Main, Germany (or, in either such capacity, through another branch notified to the Borrower under Clause 25.6) or its successor or assign;

“LIBOR” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)                                 the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, that period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 01” means the display designated as “Page 01” on the REUTERS Service or such other page as may replace Page 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)                                 if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for that period for a period equal to that period and for delivery on the first Business Day of it;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Major” means, at any relevant time:

(a)                                 in the case of the Borrower, any change in the ultimate beneficial ownership of any of the shares in the Borrower which, together with all other changes (if any) of this type effected until that time, constitutes a change in the ultimate beneficial ownership in respect of 5 per cent. or more of all of the issued shares in the Borrower; and

(b)                                 in the case of the Guarantor and any other Security Party, any change in the legal or ultimate beneficial ownership of any of the shares in the Guarantor or that Security Party which, together with all other changes (if any) of this type effected until that time, constitutes a change in the legal or ultimate beneficial ownership in respect of 5 per cent. or more of all of the issued shares in the Guarantor or, as the case may be, that Security Party;

“Major Casualty” means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

“Manager’s Undertaking” means a letter of undertaking executed or to be executed by the Approved Manager in favour of the Lender in the Agreed Form agreeing certain matters in relation to the management of the Ship and subordinating the rights of the Approved Manager against the Ship and the Borrower to the rights of the Lender under the Finance Documents;

“Margin” means 3.35 per cent. per annum;

“Market Value” means the market value of the Ship determined in accordance with Clause 14.3;

“Master Agreement” means the master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form and the Schedule thereto) made or to be made between the Borrower and the Lender in the Agreed Form and includes all Transactions from time to time entered into and Confirmations exchanged thereunder;

“Master Agreement Security Deed” means the deed creating, inter alia, a charge in respect of the Master Agreement in the Agreed Form;

“MOA” means the memorandum of agreement dated 21 November 2011 (as amended and supplemented from time to time subject to the Lender’s permission pursuant to Clause 10.12) and entered into between the Seller and the Borrower in respect of the novation of the Shipbuilding Contract in favour of the Borrower, the delivery of the Ship from the Builder to the Borrower and the payment of the Contract Price to the Builder or, as the case may be, to the Seller;

“Mortgage” means the first priority, or as the case may be, preferred ship mortgage on the Ship and, if required by the laws of the relevant Approved Flag State, the deed of covenant collateral to that mortgage in the Agreed Form;

“Negotiation Period” has the meaning given in Clause 4.6;

“Payment Currency” has the meaning given in Clause 20.4;

“Permitted Security Interests” means:

(a)                                 Security Interests created by the Finance Documents (or any of them);

(b)                                 liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)                                  liens for salvage;

(d)                                 liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to the Ship not prohibited by this Agreement;

(e)                                  liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 13.13(g);

(f)                                   any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)                                  Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)                                 any Finance Document;

(b)                                 any policy or contract of insurance contemplated by or referred to in Clause 12 or any other provision of this Agreement or another Finance Document;

(c)                                  any other document contemplated by or referred to in any Finance Document; and

(d)                                 any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)                                 England and Wales;

(b)                                 the country under the laws of which the company is incorporated or formed;

(c)                                  a country in which the company has the centre of its main interest or in which the company’s central management and control is or has recently been exercised;

(d)                                 a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)                                  a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent branch or place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)                                   a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Pertinent Matter” means:

(a)                                 any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)                                 any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

“Prohibited Person” means any person with whom transactions are currently prohibited or restricted under the United States of America sanctions administered by the United States of America Department of Treasury’s Office of Foreign Assets Control (OFAC), any other United States of America government sanction, export or procurement laws or any other sanctions or other such restrictions on business dealings imposed by a member state of the European Union, including a person on any list of restricted entities, persons or organisations published by the United States of America government, the United Nations or the European Union or any member state of the European Union, including without limitation:

(a)                                 the United States of America Government’s List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List;

(b)                                 Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets;

(c)                                  the European Union Restricted Person Lists issued pursuant to Council Regulation (EC) No. 881/2002 of 27 May 2002, Council Regulation (EC) No. 2580/2001 of 27 December 2001 and Council Common Position 2005/725/CFSP of 17 October 2005; and

(d)                                 the United Nations Consolidated List established and maintained by the 1267 Committee;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Relevant Person” has the meaning given in Clause 18.7;

“Repayment Date” means a date on which a repayment is required to be made under Clause 7;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Secured Liabilities” means all liabilities which the Borrower, the Security Parties (or any of them) have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)                                 a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)                                 the security rights of a plaintiff under an action in rem; and

(c)                                  any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Guarantor, the Approved Manager and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:

(a)                                 all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents to which each is a party have been paid;

(b)                                 no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)                                  neither the Borrower nor any Security Party has any future or contingent liability under Clause 19, 20, or 21 or any other provision of this Agreement or another Finance Document; and

(d)                                 the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Seller” means Rigel Shipping S.A., a corporation incorporated and existing under the laws of The Marshall Islands whose principal office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands;

“Shares Pledge” means a pledge of all the shares in the Borrower, executed or, as the context may require, to be executed by the Guarantor, as shareholder, in the Agreed Form;

“Ship” means the Kamsarmax bulk carrier of approximately 82,000 metric tons deadweight currently having Builder’s Hull No. 6063 and under construction by the Builder for the Seller or, as the case may be, the Borrower, and to be purchased by the Borrower from the Seller or, as the case may be, the Builder under the MOA or, as the case may be, the Shipbuilding Contract and registered in the Borrower’s name, on the Delivery Date, with the name “Q KEEN” under an Approved Flag;

“Shipbuilding Contract” means the shipbuilding contract dated 30 September 2010 entered into between the Seller and the Builder as novated, amended and supplemented by a novation agreement dated 22 November 2011 entered into between (i) the Seller as original buyer, (ii) the Borrower as buyer and (iii) the Builder as builder pursuant to which the Seller’s rights, liabilities and obligations under the Shipbuilding Contract are or, as the case may be, will be novated to the Borrower, in respect of the construction and acquisition cost of the Ship;

“Swap Exposure” means the amount certified from time to time by the Lender to be the aggregate amount in Dollars which would be payable by the Borrower to the Lender under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions;

“Total Loss” means:

(a)                                 actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)                                 any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the Borrower;

(c)                                  any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 45 days redelivered to the full control of the Borrower;

“Total Loss Date” means:

(a)                                 in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)                                 in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)                                     the date on which a notice of abandonment is given to the insurers; and

(ii)                                  the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)                                  in the case of any other type of total loss, on the date (or the most likely date) on which the relevant underwriters considered that the event constituting the total loss occurred; and

“Transaction” has the meaning given to it in the Master Agreement:

1.2                               Construction of certain terms. In this Agreement:

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“approved” means, for the purposes of Clause 12, approved in writing by the Lender;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means all insurances effected, or which the Borrower is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of Protection and

Indemnification Association (IGA), including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mine, blocking and trapping and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time Clauses (Hulls)(1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3                               Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)                                 on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)                                 on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4                               Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)                                 a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)                                 P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)                                 P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)                                 P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5                               General Interpretation. In this Agreement:

(a)                                 references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)                                 references to, or to a provision of, any law include any amendment, extension, reenactment or replacement, whether made before the date of this Agreement or otherwise;

(c)                                  words denoting the singular number shall include the plural and vice versa; and

(d)                                 Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6                               Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2.                                      FACILITY

2.1                               Amount of facility. Subject to the other provisions of this Agreement, the Lender shall make available to the Borrower a loan facility, in a single advance, in an amount not exceeding the lesser of (i) $20,000,000 and (ii) 60 per cent. of the Initial Market Value of the Ship.

2.2                               Purpose of Loan. The Borrower undertakes with the Lender to use the Loan only for the purpose stated in the preamble to this Agreement.

3.                                      DRAWDOWN

3.1                               Request for Loan. Subject to the following conditions, the Borrower may request the Loan to be advanced by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the Drawdown Date.

3.2                               Availability. The conditions referred to in Clause 3.1 are that:

(a)                                 the Drawdown Date has to be a Business Day during the Availability Period;

(b)                                 the amount of the Loan shall not exceed an amount equal to the lesser of:

(i)                                     $20,000,000; and

(ii)                                  60 per cent. of the Initial Market Value of the Ship, and shall be applied in part-financing the Contract Price of the Ship; and

(c)                                  the Loan shall not exceed the Commitment.

3.3                               Drawdown Notice irrevocable. The Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, the Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4                               Disbursement of Loan. Subject to the provisions of this Agreement, the Lender shall on the Drawdown Date make the Loan available to the Borrower; and payment to the Borrower shall be made to the account of the Seller, the Builder or, as the case may be, the Borrower which the Borrower specifies in the Drawdown Notice.

3.5                               Disbursement of Loan to third party. The payment by the Lender under Clause 3.4 to the Seller or, as the case may be, the Builder shall constitute the borrowing of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan.

4.                                      INTEREST

4.1                               Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2                               Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of the Margin and LIBOR for that Interest Period.

4.3                               Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4                               Notification of market disruption. The Lender shall promptly notify the Borrower if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5                               Suspension of drawdown. If the Lender’s notice under Clause 4.4 is served before the Loan is advanced, the Lender’s obligation to advance the Loan shall be suspended while the circumstances referred to in the Lender’s notice continue.

4.6                               Negotiation of alternative rate of interest. If the Lender’s notice under Clause 4.4 is served after the Loan is borrowed, the Borrower and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.4 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned.

4.7                               Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.8                               Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the Margin; and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9                               Notice of prepayment. If the Borrower does not agree with an interest rate set by the Lender under Clause 4.8, the Borrower may give the Lender not less than 15 Business Days’ notice of its intention to prepay at the end of the interest period set by the Lender.

4.10                        Prepayment. A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrower shall prepay (without premium or penalty (including, without limitation, any Prepayment Fee payable pursuant to Clause 7.8)) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

4.11                        Application of prepayment. The provisions of Clause 7.9 shall apply in relation to the prepayment.

5.                                      INTEREST PERIODS

5.1                               Commencement of Interest Periods. The first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2                               Duration of normal Interest Periods. Subject to Clauses 5.3 and 5.4, each Interest Period shall be:

(a)                                 or 6 months as notified by the Borrower to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)                                 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a); or

(c)                                  such other period as the Lender may agree with the Borrower.

5.3                               Duration of Interest Periods for Instalments. In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4                              Non-availability of matching deposits for Interest Period selected. If, after the Borrower has selected and the Lender has agreed an Interest Period longer than 3 months, the Lender notifies the Borrower by 11.00 a.m. (London time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

6.                                      DEFAULT INTEREST

6.1                               Payment of default interest on overdue amounts. The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrower under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a)                                 the date on which the Finance Documents provides such amount is due for payment; or

(b)                                 if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)                                  if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2                               Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 2 per cent. above:

(a)                                 in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and (b); or

(b)                                 in the case of any other overdue amount, the rate set out at Clause 6.3(b).

6.3                               Calculation of default rate of interest. The rates referred to in Clause 6.2 are:

(a)                                 the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)                                 the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

(i)                                     LIBOR; or

(ii)                                  if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4                               Notification of interest periods and default rates. The Lender shall promptly notify the Borrower of each interest rate determined by it under Clause 6.3 and of each period selected by it for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender’s notification.

6.5                               Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6                               Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

6.7                               Application to Master Agreement. For the avoidance of doubt, this Clause 6 does not apply to any amount payable under the Master Agreement in respect of any continuing Transaction as to which Section 9(h) (Interest and Compensation) of the Master Agreement shall apply.

7.                                      REPAYMENT AND PREPAYMENT

7.1                               Amount of Instalments. The Borrower shall repay the Loan by:

(a)                                 consecutive quarterly instalments (each an “Instalment” and, together, the “Instalments”) each in the amount of $337,500; and

(b)                                 a balloon instalment in the amount of $11,900,000 (the “Balloon Instalment”),

Provided that if the aggregate amount of the Loan drawn down is less than $20,000,000 each Instalment and the Balloon Instalment will be reduced pro rata by an amount in aggregate equal to the undrawn amount.

7.2                               Repayment Dates. The first Instalment shall be repaid on the date falling 3 months after the Drawdown Date, each subsequent Instalment shall be repaid at 3-monthly intervals thereafter and the last Instalment shall be repaid, together with the Balloon Instalment, on the date falling on the sixth anniversary of the Drawdown Date.

7.3                               Final Repayment Date. On the final Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4                               Voluntary prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

7.5                               Conditions for voluntary prepayment. The conditions referred to in Clause 7.4 are that:

(a)                                 a partial prepayment shall be $500,000 or a multiple of $500,000;

(b)                                 the Lender has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)                                  the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

7.6                               Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7                               Mandatory prepayment. Without prejudice to the provisions of Clause 14, the Borrower shall be obliged to prepay the Loan:

(a)                                 in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)                                 in the case of a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.8                               Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid, if the prepayment is not made on the last day of an Interest Period, any sums payable under Clause 20.1(b) and the applicable Prepayment Fee Provided that such Prepayment Fee shall not be payable if:

(a)                                 the relevant prepayment is effected through a refinancing facility to be made available by the Lender or by a syndicate of banks in which the Lender is a participant bank; and/or

(b)                                 if such prepayment constitutes a partial prepayment of the Loan pursuant to Clauses 7.7 and 14.2.

In this Clause 7.8 “Prepayment Fee” means a non-refundable fee, payable on the date on which such prepayment is effected, in an amount equal to:

(i)                                     during the period commencing on the date of this Agreement and ending on the first anniversary thereof (the “First Anniversary”), 2.00 per cent.;

(ii)                                  during the period commencing on the First Anniversary and ending on the second anniversary of the date of this Agreement, 1.00 per cent; and

(iii)                               at all times thereafter, 0 per cent.,

in each case, of the amount prepaid.

7.9                              Application of partial prepayment. Any partial prepayment received by the Lender pursuant to this Clause 7, shall be applied proportionally in reducing pro rata the then outstanding Instalments and the Balloon Instalment.

7.10                        No reborrowing. No amount prepaid may be reborrowed.

7.11                        Unwinding of Designated Transactions. On or prior to any repayment or prepayment under this Clause 7 or any other provision of this Agreement, the Borrower may either wholly or partially terminate one or more of the continuing Transactions so that the notional principal amount of the continuing Transactions thereafter remaining does not and will not in the future exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 7.1.

8.                                      CONDITIONS PRECEDENT

8.1                               Documents, fees and no default. The Lender’s obligation to make available the Loan is subject to the following conditions precedent:

(a)                                 that, on or before the date of this Agreement:

(i)                                     the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers; and

(ii)                                  the Lender receives the upfront fee referred to in Clause 19.1(a) and payment of the expenses referred to in Clause 19.2;

(b)                                 that on or prior to the Drawdown Date but prior to the advance of the Loan, the Lender receives or is satisfied that it will receive on the advance of the Loan:

(i)                                     the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers; and

(ii)                                  all accrued commitment fee payable pursuant to Clause 19.1(b) and has received payment of the expenses referred in Clause 19.2.

(c)                                  that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)                                     no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Loan;

(ii)                                  the representations and warranties in Clause 9.1 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)                               none of the circumstances contemplated by Clause 4.4 has occurred and is continuing;

(iv)                              there has been no material adverse change in the financial position, state of affairs or prospects of the Borrower, the Guarantor, any of the Security Parties or any other member of the Group;

(v)                                 a material adverse global economic or political development in connection with the Borrower and/or any Security Party; and

(vi)                              a material adverse development in the international money and capital markets in connection with the Borrower and/or any Security Party;

(d)                                 that, if the ratio set out in Clause 14.1 were applied immediately following the borrowing of the Loan, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(e)                                  that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the Borrower prior to the Drawdown Date.

8.2                               Waivers of conditions precedent. If the Lender, at its discretion, permits the Loan to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Lender may specify).

9.                                      REPRESENTATIONS AND WARRANTIES

9.1                               General. The Borrower represents and warrants to the Lender as follows.

9.2                               Status. The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

9.3                               Share capital and ownership. The Borrower has an authorised share capital divided into 500 bearer and/or registered shares of no par value and the legal title and ultimate beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Guarantor.

9.4                               Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute the MOA and enter into the Shipbuilding Contract, to purchase and pay for the Ship and register it in its name under an Approved Flag;

(b)                                 to execute the Finance Documents to which the Borrower is a party; and

(c)                                  to borrow under this Agreement, to enter into Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents.

9.5                               Consents in force. All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6                              Legal validity; pari passu ranking effective Security Interests. The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)                                 be admissible and in full force and effect;

(b)                                 constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms;

(c)                                  rank at least pari passu with all its present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law; and

(d)                                 create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors’ rights generally.

9.7                               No third party Security Interests. Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document:

(a)                                 the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)                                 no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8                               No conflicts. The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)                                 any law or regulation; or

(b)                                 the constitutional documents of the Borrower; or

(c)                                  any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

9.9                               No withholding taxes. All payments which the Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction. No Finance Document is subject to any filing or stamp duty in any Pertinent Jurisdiction.

9.10                        No default. No Event of Default or Potential Event of Default has occurred.

9.11                        Information. All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.6; and there has been no material adverse change in the financial position or state of affairs of the Borrower, the Guarantor or the Group from that disclosed in the latest of those accounts.

9.12                        No litigation. No legal or administrative action involving the Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken.

9.13                        Validity and completeness of MOA and Shipbuilding Contract. Each of the MOA and the Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Seller or, as the case may be, the Builder and the Borrower, respectively, in accordance with its terms; and:

(a)                                 the copies of the MOA and the Shipbuilding Contract delivered to the Lender before the date of this Agreement are true and complete copies; and

(b)                                 no amendments or additions to the MOA and/or the Shipbuilding Contract have been agreed nor has the Borrower, the Seller and/or the Builder waived any of their respective rights under the MOA or, as the case may be, the Shipbuilding Contract.

9.14                        No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower, the Seller, the Builder or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

9.15                        Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.16                        Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to it, its business or the Ship.

9.17                        ISM Code and ISPS Code compliance. All requirements of the ISM Code and ISPS Code as they relate to the Borrower, the Approved Manager and the Ship have been complied with.

9.18                        No immunity. Neither the Borrower nor any of its assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or other proceedings (which shall include, without limitation, suit, attachment prior to the judgement, execution or other enforcement).

9.19                        No money laundering. Without prejudice to the generality of Clause 2.2, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account, (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement and (iii) that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council).

9.20                        Title and ownership. The Borrower has good title to and is the ultimate beneficial owner of each of the assets owned or purported to be owned by it.

9.21                        No prior business. The Borrower has not traded or carried on business prior to the date of this Agreement other than the entering into the MOA, the Shipbuilding Contract, the Approved Charterparty and all other documents to be executed thereunder.

9.22                        Employees and pension scheme obligations. The Borrower has no employees or obligations in respect of any pensions scheme save for, and in relation to, the master, officers and crew of the Ship.

9.23                        Submission to jurisdiction and choice of laws. Each submission to jurisdiction, and choice of law, by the Borrower contained in any Finance Document to which it is a party is effective.

9.24                        No adverse consequences in jurisdiction of incorporation. The Lender will not be deemed to be resident, domiciled, carrying on business or subject to taxation, in the Republic of the Marshall Islands by reason only of the negotiation, preparation, execution, performance, enforcement of, and/or receipt of any payment due from the Borrower under any Finance Document.

9.25                        Accounting reference date. The accounting reference date for the Borrower is 31 December.

9.26                        Repetition of representations and warranties. The representations and warranties set out in this Clause 9 would be true and not misleading if repeated on the first day of each Interest Period

10.                               GENERAL UNDERTAKINGS

10.1                        General. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period, except as the Lender may otherwise permit.

10.2                        Title; negative pledge and pari passu ranking. The Borrower will:

(a)                                 hold the legal title to, and own the entire beneficial interest in the Ship, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)                                 not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future; and

(c)                                  procure that its liabilities under this Agreement and the other Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities except for liabilities which are mandatorily preferred by law.

10.3                        No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)                                 all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)                                 any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

but paragraph (a) does not apply to any charter of the Ship as to which Clause 13.13 applies.

For the purposes of paragraph (a), “a substantial part of its assets” means at least 49 per cent. of the assets ore revenue of the Borrower.

10.4                        No other liabilities or obligations to be incurred. The Borrower will not incur any liability or obligation except:

(a)                                 liabilities and obligations under the Finance Documents to which it is a party; or

(b)                                 under the Approved Charterparty, the MOA and/or the Shipbuilding Contract; or

(c)                                  liabilities and obligations reasonably incurred in the ordinary course of operating and chartering the Ship.

10.5                        Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6                        Provision of financial statements. The Borrower will send or procure there are sent to the Lender:

(a)                                 as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower or, as the case may be, the Guarantor, the annual individual audited accounts of the Borrower and the annual audited consolidated accounts of the Group;

(b)                                 as soon as possible, but in no event later than 90 days after 30 June in each financial year of the Guarantor, the unaudited consolidated accounts of the Group certified as to their correctness by the chief financial officer of the Guarantor; and

(c)                                  together with the accounts referred to in paragraphs (a) and (b), updated details regarding any off-balance sheet and time-charter hire commitments which arose during the period to which those accounts relate.

10.7                        Form of financial statements. All accounts (audited and unaudited) delivered under Clause 10.6 will:

(a)                                 (in the case of the audited accounts) be prepared in accordance with all applicable laws and GAAP;

(b)                                 give a true and fair view of the state of affairs of the Borrower, the Guarantor or the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)                                  fully disclose or provide for all significant liabilities of the Borrower, the Guarantor and the Group.

10.8                        Shareholder and creditor notices. The Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Borrower’s shareholders or creditors or any class of them.

10.9                        Consents and compliance with laws. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)                                 for the Borrower to perform its obligations under any Finance Document, the MOA, the Shipbuilding Contract and any Charterparty;

(b)                                 for the validity or enforceability of any Finance Document, the MOA, the Shipbuilding Contract and any Charterparty;

(c)                                  for the Borrower to continue to own and operate the Ship; and

(d)                                 (without prejudice to its other obligations under the Finance Documents), for the Borrower to comply in all respects, with all laws and regulations to which it may be subject including, without limitation, all Environmental Laws and all intellectual property laws, and the Borrower will comply with the terms of all such consents.

10.10                 Maintenance of Security Interests. The Borrower will:

(a)                                 at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)                                 without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which may be or has become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11                 Notification of litigation. The Borrower will provide the Lender with details of any legal or administrative action involving it, any Security Party, the Approved Manager or the Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12                 No amendment to the MOA, the Shipbuilding Contract and the Approved Charterparty. The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce, the MOA, the Shipbuilding Contract and the Approved Charterparty or any of their provisions.

10.13                 Principal place of business. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 27.2(a); and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business other than in the Marshall Islands or Greece.

10.14                 Confirmation of no default. The Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by 2 directors of the Borrower and which:

(a)                                 states that no Event of Default or Potential Event of Default has occurred; or

(b)                                 states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.15                 Notification of default. The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)                                 the occurrence of an Event of Default or a Potential Event of Default; or

(b)                                 any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will keep the Lender fully up-to-date with all developments.

10.16                 Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating:

(a)                                 to the Borrower, any Security Party, the Ship, her Earnings, her Insurances and the Group; or

(b)                                 to any other matter relevant to, or to any provision of, a Finance Document, which may be requested by the Lender at any time.

10.17                Minimum liquidity. The Borrower shall maintain in the Earnings Account, at all times during the Security Period, credit balances in an amount of not less than $500,000.

10.18                 “Know your customer” checks. If:

(a)                                 the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)                                 any change in the status of the Borrower or any Security Party after the date of this Agreement; or

(c)                                  a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly, upon the request of the Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

10.19                 Bank account statements. The Borrower will procure that the Lender is sent at its request all of the bank statements for the Earnings Account (with such statements to be, if available, in electronic format).

10.20                 No petition for insolvency. The Borrower will procure that none of its material creditors petition for the Borrower’s insolvency nor take any related proceedings.

10.21                 Separateness. The Borrower will:

(a)                                 keep its own separate books and records;

(b)                                 maintain its own separate accounts;

(c)                                  not co-mingle its assets with any other person;

(d)                                 conduct business in its own name;

(e)                                  observe all corporate and other formalities required by its constitutional documents;

(f)                                   prepare its own separate financial statements;

(g)                                  pay its liabilities out of its own funds;

(h)                                maintain adequate capital for the business carried out or to be carried out by it;

(i)                                     not pledge the Lender’s credit;

(j)                                    (if applicable) use its own separate stationery, invoices and cheque books;

(k)                                 hold itself out as a separate legal entity; and

(l)                                     correct any known misunderstanding regarding its separate identity.

10.22                 No VAT group. The Borrower shall not be a member of a VAT (value added tax) group.

11.                               CORPORATE UNDERTAKINGS

11.1                        General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times, during the Security Period except as the Lender may otherwise permit in writing.

11.2                        Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

11.3                        Negative undertakings. The Borrower will not:

(a)                                 carry on any business other than the ownership, chartering and operation of the Ship; or

(b)                                 pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital. The Lender shall consider granting a permission for such payment of dividend, making any other form of distribution or effecting any form of redemption, purchase or return of share capital if it is satisfied, that the Borrower maintains, at any relevant time, freely available and non-encumbered (other than pursuant to the Finance Documents) cash balances, in aggregate, of not less than $1,000,000; or

(c)                                  provide any form of credit or financial assistance to:

(i)                                     a person who is directly or indirectly interested in the Borrower’s share or loan capital; or

(ii)                                  any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length; or

(d)                                 open or maintain any account with any bank or financial institution except accounts with Account Bank or with the Lender for the purposes of the Finance Documents; or

(e)                                  issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(f)                                   acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Transactions entered into pursuant to the Master Agreement and any derivative transactions entered into by the Borrower for the purpose of hedging its exposure and/or indebtedness at the relevant time in its ordinary course of business; or

(g)                                  enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(h)                                 change its constitutional documents; or

(i)                                     employ and will procure that the Ship is not employed:

(i)            in breach of any embargo or sanction or prohibited order (or any similar order or directive) of:

(A)          the United Nations Security Council;

(B)          the European Union;

(C)          the United Kingdom; or

(D)          the United States of America,

as they apply to their members or nationals; or

(ii)           in any trade, carriage of goods or business which is forbidden by, United Kingdom or United States of America law as they apply to their members or nationals, or any law applicable to the Borrower, any charterer which is a party to a Charterparty, any operator of the Ship, or any country which the Ship may visit; or

(iii)          in carrying illicit or prohibited goods; or

(iv)          in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; or by or for the benefit of a Prohibited Person.

12.                               INSURANCE

12.1                        General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 12 as from the Delivery Date and at all times thereafter except as the Lender may otherwise permit.

12.2                        Maintenance of obligatory insurances. The Borrower shall keep the Ship insured at the expense of the Borrower against:

(a)                                fire and usual marine risks (including hull and machinery and excess risks);

(b)                                 war risks;

(c)                                  protection and indemnity risks (including liability for oil pollution and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover), or other with written consent from the Lender;

(d)                                 freight, demurrage and defense risks;

(e)                                  in case of a Charterparty the Lender shall have the option to request loss of hire with the minimum obtainable waiting period and a minimum cover of 90 days with an insured daily amount equal to at least the daily running costs and/or daily rate under that Charterparty plus the daily debt service amount attributable to the Ship; and

(f)                                   any other risks (including, without limitation, Political Risks mortgagee’s rights insurance) against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the Borrower to insure and which are specified by the Lender by notice to the Borrower.

12.3                        Terms of obligatory insurances. The Borrower shall effect such insurances:

(a)                                 in Dollars;

(b)                                 in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) 120 per cent. of the aggregate of (A) the Loan and (B) the Swap Exposure and (ii) the Market Value of the Ship;

(c)                                  in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (currently at $1,000,000,000);

(d)                                 in relation to protection and indemnity risks and freight, demurrage and defence risks in respect of the full tonnage of the Ship;

(e)                                  on approved terms; and

(f)                                   through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4                        Further protections for the Lender. In addition to the terms set out in Clause 12.3, the Borrower shall procure that the obligatory insurances effected by it shall:

(a)                                subject always to paragraph (b), name the Borrower as the sole named assured unless the interest of every other named assured is limited:

(i)            in respect of any obligatory insurances for hull and machinery and war risks;

(A)          to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)          to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)           in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Lender (in such form as it requires) that any deductible shall be apportioned between the Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)                                 in the case of any obligatory insurances against any risks other than protection and indemnity risks, and whenever the Lender requires, name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)                                  name the Lender as first priority mortgagee, assignee and loss payee with such directions for payment as the Lender may specify;

(d)                                 provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)                                  provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(f)                                   provide that the Lender may make proof of loss if the Borrower fails to do so.

12.5                        Renewal of obligatory insurances. The Borrower shall:

(a)                                 at least 21 days before the expiry of any obligatory insurance effected by it:

(i)                                     notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)                                  obtain the Lender’s approval to the matters referred to in paragraph (i);

(b)                                 at least 14 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Lender’s approval pursuant to paragraph (a); and

(c)                                  procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6                        Copies of policies; letters of undertaking. The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)                                 they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)                                 they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)                                  they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)                                 they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)                                  they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by the Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

12.7                        Copies of certificates of entry. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Lender with:

(a)                                 a certified copy of the certificate of entry for the Ship;

(b)                                 a letter or letters of undertaking in such form as may be required by the Lender; and

(c)                                  a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

12.8                        Deposit of original policies. The Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

12.9                        Payment of premiums. The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

12.10                 Guarantees. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11                 Compliance with terms of insurances. The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)                                 it shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)                                 it shall not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;

(c)                                  it shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)                                 it shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.12                 Alteration to terms of insurances. The Borrower shall neither make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.13                 Settlement of claims. The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.14                 Provision of copies of communications. The Borrower shall provide the Lender, at the time of each such communication, copies of all written communications between the Borrower and:

(a)                                 the approved brokers; and

(b)                                 the approved protection and indemnity and/or war risks associations; and

(c)                                  the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)            the Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls;

(ii)           any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(iii)          a claim under any obligatory insurances of the Ship.

12.15                 Provision of information. In addition, the Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)                                 obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)                                 effecting, maintaining or renewing any such insurances as are referred to in Clause 12.16 below or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, pay for or, the Lender’s option, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) Provided that so long as no Event of Default shall have occurred and be continuing the Borrower shall not be obliged to pay or, as the case may, indemnify the Lender of any such fees and expenses once in each calendar year during the Security Period.

12.16                 Mortgagee’s interest and additional peril insurances. The Lender shall be entitled from time to time to effect, maintain and renew all or any of the following insurances, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate:

(a)                                 a mortgagee’s interest marine insurance in an amount of not less than 120 per cent of the aggregate of (i) the Loan and (ii) the Swap Exposure providing for the indemnification of the Lender for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to the Ship or a liability of the Ship or of the Borrower, being a loss or damage which is prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning:

(i)            any act or omission on the part of the Borrower, of any operator, charterer, manager or sub-manager of the Ship or of any officer, employee or agent of the Borrower or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)           any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Borrower, any other person referred to in paragraph (i) above, or of any officer, employee or agent of the Borrower or of such a person, including the casting away or damaging of the Ship and/or the Ship being unseaworthy; and/or

(iii)          any other matter capable of being insured against under a mortgagee’s interest marine insurance policy whether or not similar to the foregoing;

(b)                                 a mortgagee’s interest additional perils insurance in an amount of not less than 120 per cent. of the aggregate of (i) the Loan and (ii) the Swap Exposure providing for the indemnification of the Lender against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of the Ship, the imposition of any Security Interest over the Ship and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy whether or not similar to the foregoing, and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

12.17                 Review of insurance requirements. The Lender shall be entitled to review the requirements of this Clause 12 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting the Borrower or the Ship and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrower may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

12.18                 Modification of insurance requirements. The Lender shall notify the Borrower of any proposed modification under Clause 12.17 to the requirements of this Clause 12 which the Lender, acting upon the advice of its insurance consultants, consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 12 and shall bind the Borrower accordingly.

12.19                 Compliance with Lender’s instructions. The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require the Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Borrower implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.18.

13.                               SHIP COVENANTS

13.1                        General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 13 as from the Delivery Date and at all other times except as the Lender may otherwise permit (in the case of Clauses 13.2, 13.3(b) and 13.13(e) such permission not to be unreasonably withheld).

13.2                        Ship’s name and registration. The Borrower shall keep the Ship registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

13.3                        Repair and classification. The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)                                 consistent with first-class ship ownership and management practice;

(b)                                 so as to maintain the class for the Ship with a first-class classification society which is a member of IACS and acceptable to the Lender free of overdue recommendations and conditions affecting the Ship’s class; and

(c)                                  so as to comply with all laws and regulations applicable to vessels registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

13.4                        Classification society undertaking. The Borrower shall instruct (by sending a letter in the form set out in Part A of Schedule 6) the classification society referred to in Clause 13.3 (and procure that the classification society undertakes with the Lender by entering into an undertaking in the form set out in Part B of Schedule 6):

(a)                                 to send to the Lender, following receipt of a written request from the Lender, certified true copies of all original class records held by the classification society in relation to the Ship;

(c)                                  to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrower and the Ship either (i) electronically (through the classification society directly or by way of indirect access via the Borrower’s account manager and designating the Lender as a user or administrator of the system under its account) or (ii) in person at the offices of the classification society and to take copies of them electronically or otherwise;

(d)                                 to notify the Lender immediately in writing (at: dbg@dvbbank.com and techcom@dvbbank.com) if the classification society:

(i)            receives notification from the Borrower or any other person that the Ship’s classification society is to be changed; or

(ii)           becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of the Borrower’s or the Ship’s membership of the classification society; and

(e)                                  following receipt of a written request from the Lender:

(i)            to confirm that the Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)           if the Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Lender in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the classification society.

13.5                        Modification. The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on the Ship which would or might materially alter the structure, type or performance characteristics the cost or materially reduce its value.

13.6                        Removal of parts. The Borrower shall not remove any material part of the Ship, or any item of equipment installed on the Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

13.7                        Surveys. The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports; and

13.8                        Inspection. The Borrower shall:

(a)                                 permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship not more than once during each calendar year during the Security Period (with the cost of such inspection being for the account of the Borrower) without interfering with the operation of the Ship (to the effect that such operation is not adversely affected as a result of the inspections) to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections unless an Event of Default or Potential Event of Default has occurred and is continuing, unremedied or unwaived in which case there shall be no limit to the number of inspections whose cost shall be borne by the Borrower; and

(b)                                 procure that the Approved Manager permits the Lender (by surveyors or other persons appointed by it for that purpose) to inspect the Approved Manager’s premises and records (including, but not limited to, records regarding ISM, safety and personnel) and evaluate the Approved Manager’s capacity to provide commercial and/or technical management of the Fleet Vessels at any time after the date falling 6 months after the Drawdown Date.

13.9                        Prevention of and release from arrest. The Borrower shall promptly discharge:

(a)                                 all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(b)                                 all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(c)                                  all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

13.10                 Compliance with laws etc. The Borrower shall, and shall procure that the Approved Manager or any charterer of the Ship shall:

(a)                                 comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower;

(b)                                 not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)                                  in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the war risks insurers has been given and the Borrower has (at its expense) effected any special, additional or modified insurance cover which the war risks insurers may require.

13.11                 Provision of information. The Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)                                the Ship, its employment, position and engagements;

(b)                                 the Earnings and payments and amounts due to the master and crew of the Ship;

(c)                                  any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)                                 any towages and salvages; and

(e)                                  its compliance, the Approved Manager’s compliance or the compliance of the Ship with the ISM Code and the ISPS Code,

and, upon the Lender’s request, provide copies of any current charter relating to the Ship, of any current charter guarantee and copies of the Borrower’s or the Approved Manager’s Document of Compliance.

13.12                 Notification of certain events. The Borrower shall immediately notify the Lender by fax, confirmed forthwith, by letter of:

(a)                                 any casualty which is or is likely to be or to become a Major Casualty;

(b)                                 any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                                  any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)                                 any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)                                  any intended dry docking of the Ship;

(f)                                   any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g)                                  any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship; or

(h)                                 any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or ISPS Code not being complied with;

(i)                                     and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Borrower’s, the Approved Manager’s or any other person’s response to any of those events or matters.

13.13                 Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a)                                 let the Ship on demise charter for any period;

(b)                                (other than the Approved Charterparty) enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months;

(c)                                  enter into any charter in relation to the Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)                                 charter the Ship otherwise than on bona fide arm’s length terms at the time when the Ship is fixed;

(e)                                  appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager’s appointment;

(f)                                   de-activate or lay up the Ship; or

(g)                                  put the Ship into the possession of any person for the purpose of work being done upon it

(h)                                 in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or its Earnings for the cost of such work or any other reason.

13.14                 Notice of Mortgage. The Borrower shall keep the Mortgage registered against the Ship as a valid first priority or, as the case may be, preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Lender.

13.15                 Sharing of Earnings. The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings.

13.16                 ISPS Code. The Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)                                 procure that the Ship and the company responsible for the Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)                                 maintain for the Ship an ISSC; and

(c)                                  notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

13.17                 Other restriction. The Borrower undertakes not to employ the Ship, nor allow its employment in connection with any activities of any military nature and to ensure that the Ship operates and maintains its status as a merchant civil ship in accordance with the applicable laws of the Approved Flag State.

13.18                 Charterparty Assignment. If the Borrower enters into any Charterparty (other than the Approved Charterparty), the Borrower shall, on the date on which it enters into such Charterparty, provide the Lender with a copy thereof and execute in favour of the Lender (and register, if applicable) a Charterparty Assignment in respect of that Charterparty and shall deliver to the Lender any documents in relation thereto which the Lender may require (including, but not limited to, documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 2, Part A).

13.19                 Prohibited Person. The Ship is not beneficially owned directly or indirectly by a Prohibited Person, no Prohibited Person has any interest of any nature whatsoever in any obligor, and no property subject to any security interest constituted by a Finance Document has been derived from any unlawful activity.

13.20                 Nuclear/Waste Material. The Borrower shall not permit under any circumstances that the Ship carries any nuclear/waste material.

14.                               SECURITY COVER

14.1                        Minimum required security cover. Clause 14.2 applies if the Lender notifies the Borrower that:

(a)                                 the Market Value of the Ship; plus

(b)                                 the net realisable value of any additional security previously provided under this Clause 14,

is below the Relevant Percentage of the aggregate of (i) the Loan and (ii) the Swap Exposure.

In this Clause 14.1 “Relevant Percentage” means:

(a)                                 during the period commencing on the first Drawdown Date to occur under this Agreement and ending on the second anniversary thereof; 120 per cent.; and

(b)                                 at all times thereafter, 130 per cent.

14.2                        Provision of additional security; prepayment. If the Lender serves a notice on the Borrower under Clause 14.1, the Borrower shall prepay such part (at least) of the Loan as will eliminate the shortfall on or before the date falling 30 days after the date on which the Lender’s notice is served under Clause 14.1 (the “Prepayment Date”) unless at least 1 Business Day before the Prepayment Date it has provided, or ensured that a third party has provided, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and which has been documented in such terms as the Lender may approve or require.

14.3                        Valuation of Ship. The Market Value of the Ship at any date is that shown by a valuation or, as the case may be, the average of two valuations, each prepared:

(a)                                 as at a date not more than 14 days previously;

(b)                                by Maritime Strategies International Ltd. (or such other Approved Broker which the Lender has appointed for the purpose) and, if so requested in writing by the Borrower, an additional valuation by an Approved Broker selected by the Borrower;

(c)                                  with or without physical inspection of the Ship (as the Agent may require); and

(d)                                 on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment,

Provided that if, following a written request by the Borrower pursuant to Clause 14.3(b), one such valuation differs by more than 10 per cent. from the other valuation, then the Borrower may select a third Approved Broker to provide a valuation of the Ship in accordance with this Clause 14.3 and the Market Value thereof shall be the arithmetic average of all three valuations.

14.4                        Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.3.

14.5                        Valuations binding. Any valuation under Clause 14.2, 14.3 or 14.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.

14.6                        Provision of information. The Borrower shall promptly provide the Lender and the Approved Broker or expert acting under Clause 14.3 or 14.4 with any information which the Lender or that Approved Broker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Lender (or the expert appointed by it) considers prudent.

14.7                        Frequency of valuation. The Borrower acknowledges and agrees that the Lender may commission valuation(s) of the Ship at such times as the Lender shall deem necessary and, in any event, not less than once during each 6-month period of the Security Period.

14.8                        Payment of valuation expenses. Without prejudice to the generality of the Borrower’s obligations under Clauses 19.2, 19.3 and 20.3, the Borrower shall be obliged to pay on demand the amount of the fees and expenses incurred by the Lender for any Approved Broker and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause Provided that so long as no Event of Default shall have occurred and be continuing the Borrower shall not be obliged to pay any such fees and expenses in respect of more than one set of valuations for the Ship during each 6-month period during the Security Period.

14.9                        Application of prepayment. Clause 7 shall apply in relation to any prepayment pursuant to Clause 14.2.

15.                               PAYMENTS AND CALCULATIONS

15.1                        Currency and method of payments. All payments to be made by the Borrower or a Security Party to the Lender under a Finance Document (other than under the Master Agreement) shall be made to the Lender:

(a)                                 by not later than 11.00 a.m. (New York City time) on the due date;

(b)                                 in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)                                  to the account of the Lender at HSBC Bank New York for credit to the account of the Lender (Account No. 000129879 ref Quintana Shipping Ltd./FP/3040768), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

15.2                        Payment on non-Business Day. If any payment by the Borrower or a Security Party under a Finance Document (other than under the Master Agreement) would otherwise fall due on a day which is not a Business Day:

(a)                                 the due date shall be extended to the next succeeding Business Day; or

(b)                                 if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3                        Basis for calculation of periodic payments. All interest and any other payments under any Finance Document (other than under the Master Agreement) which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4                        Lender accounts. The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each Security Party under the Finance Documents (other than under the Master Agreement) and all payments in respect of those amounts made by the Borrower and any Security Party.

15.5                        Accounts prima facie evidence. If the account maintained under Clauses 15.4 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

16.                               APPLICATION OF RECEIPTS

16.1                        Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a)                                 FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)            firstly, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at paragraphs (ii) to (v) inclusive below (including, but without limitation, all amounts payable by the Borrower under Clauses 19, 20 and 21 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)           secondly, in or towards satisfaction pro rata of any and all amounts of default interest and, thereafter, of normal interest payable to the Lender under the Finance Documents (and for this purpose, the expression “interest” shall include any net amount which the Borrower shall have become liable to pay on delivery, the Lender at the time of application on distribution under this Clause 16);

(iii)          thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)                                 SECONDLY: in retention (in an interest bearing account) of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause 16.1; and

(c)                                  THIRDLY: any surplus shall be paid to the Borrower.

16.2                        Variation of order of application. The Lender may, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3                        Notice of variation of order of application. The Lender may give notices under Clause 16.1(a) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4                        Appropriation rights overridden. This Clause 16 and any notice which the Lender gives under Clause 16.1(a) shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

17.                               APPLICATION OF EARNINGS

17.1                        Payment of Earnings. The Borrower undertakes with the Lender to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings of the Ship are paid to the Earnings Account.

17.2                        Location of accounts. The Borrower shall promptly:

(a)                                 comply with any requirement of the Lender as to the location or re-location of the Earnings Account; and

(b)                                 execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

17.3                        Debits for amounts due. The Lender shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clauses 19 or 20 or payment of which it has become entitled to demand under Clause 19 or 20.

18.                               EVENTS OF DEFAULT

18.1                        Events of Default. An Event of Default occurs if:

(a)                                 the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)                                 any breach occurs of Clause 8.2, 10.2, 10.3, 10.17, 11.2, 11.3 or 14.2; or

(c)                                  any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b)) which in the opinion of the Lender, is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy the same; or

(d)                                 (subject to any applicable grace period specified in any Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraph (a), (b) or (c)); or

(e)                                  any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f)                                   any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)            any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)           any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)          a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event and, in the case of any Chapterparty, that Charterparty is not substituted pursuant to Clause 18.1(1); or

(iv)          any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)           any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)                                  any of the following occurs in relation to a Relevant Person:

(i)            a Relevant Person becomes, in the reasonable opinion of the Lender, unable to pay its debts as they fall due; or

(ii)           any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress or any form of freezing order; or

(iii)          any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)          an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)           any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)          a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)         a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or the Approved Manager which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(viii)        an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)          a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)           any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)          in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the reasonable opinion of the Lender is similar to any of the foregoing; or

(h)                                 the Borrower ceases or suspends carrying on its business or a part of its business which, in the reasonable opinion of the Lender, is material in the context of this Agreement; or

(i)                                     it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)            for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)           for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)                                    any consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)                                 it appears to the Lender that, without its prior consent (not to be unreasonably withheld):

(i)            in the case of the Borrower:

(A)                               a change has occurred or probably has occurred after the date of this Agreement in the legal ownership of any of the shares in the Borrower or in the ultimate control of the voting rights attaching to any of those shares; or

(B)                               a Major change has occurred or probably has occurred after the date of this Agreement in the ultimate beneficial ownership of any of the shares in the Borrower; or

(ii)           in the case of the Guarantor or a Security Party, a Major change has occurred or probably has occurred after the date of this Agreement in the legal or ultimate beneficial ownership of any of the shares in the Guarantor or that Security Party or in the ultimate control of the voting rights attaching to any of those shares; or

(l)                                     a Charterparty is terminated or becomes invalid or unenforceable or otherwise ceases to be in full force and effect for any reason prior to its stated termination date unless that Charterparty is replaced within 30 days by another Charterparty with a charterer and in a form and on terms acceptable to the Lender; or

(m)                             without the prior consent of the Lender, Mr. Corbin Robertson ceases to be, at any time during the Security Period, a member of the Guarantor’s board of directors unless Mr. Corbin Robertson dies or becomes incapable of performing his duties and is replaced within 30 days after the date he ceases to be a member of the Guarantor’s board of directors by another director acceptable to the Lender; or

(n)                                 any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(o)                                 without the prior consent of the Lender, any shareholders agreement entered into by any of the shareholders of the Guarantor in respect of all or part of the shares thereof on or prior to the date of this agreement is materially amended, supplemented and/or restated (including, with limitation, any amendment, supplement or restatement contemplating a Major change) or such agreement is terminated, rescinded or ceases to be in full force and effect; or

(p)                                 the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(q)                                 any of the following occurs in relation to the Master Agreement:

(i)            notice of an Early Termination Date is given by the Lender under Section 6(a) of the Master Agreement; or

(ii)           a person entitled to do so gives notice of Early Termination Date under Section (b) of the Master Agreement; or

(iii)          an Event of Default (as defined in Section 14 of the Master Agreement) occurs; or

(iv)          the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or

(r)                                    any other event occurs or any other circumstances arise or develop including, without limitation:

(i)            a change in the financial position, state of affairs or prospects of any Relevant Person; or

(ii)           the Approved Flag State is affected by instability (as determined by the Lender in its absolute discretion) and the Borrower fails to promptly re-flag the Ship;

(iii)          any accident, Environmental Incident or other event involving the Ship or another vessel owned, chartered or operated by a Relevant Person;

(iv)          a material adverse global economic or political development in connection with the Borrower and/or any Security Party; or

(v)           a material adverse development in the international money and capital markets in connection with the Borrower and/or any Security Party,

in the light of which the Lender considers that there is a significant risk that the Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

18.2                        Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)                                 serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are cancelled; and/or

(b)                                 serve on the Borrower a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)                                  take any other action which, as a result of the Event of Default or any notice served under paragraph (a) and (b), the Lender is entitled to take under any Finance Document or any applicable law.

18.3                        Termination of Commitment. On the service of a notice under Clause 18.2(a), the Commitment, and all other obligations of the Lender to the Borrower under this Agreement, shall be cancelled.

18.4                        Acceleration of Loan. On the service of a notice under Clause 18.2(b), all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5                        Multiple notices. The Lender may serve notices under Clauses 18.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 simultaneously with or at any time after the service of both or either of such notices.

18.6                        Exclusion of Lender liability. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a)                                 for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)                                as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of the Lender’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

18.7                        Relevant Persons. In this Clause 18, a “Relevant Person” means the Borrower and any Security Party and each member of the Group.

18.8                        Interpretation. In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) “petition” includes an application.

19.                               FEES AND EXPENSES

19.1                        Upfront and commitment fees. The Borrower shall pay to the Lender:

(a)                                 not later than the date of this Agreement a non-refundable upfront fee of $275,000; and

(b)                                 quarterly in arrears, during the period commencing on the date of this Agreement and ending on the earlier of (i) the Drawdown Date and (ii) the last day of the Availability Period, a non-refundable commitment fee at the rate of 1.00 per cent. per annum on the undrawn amount of the Commitment.

19.2                        Costs of negotiation, preparation etc. The Borrower shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3                        Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Lender, on the Lender’s demand, the amount of all expenses incurred by the Lender in connection with:

(a)                                 any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)                                 any consent or waiver by the Lender under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)                                  the valuation of any security provided or offered under Clause 14 or any other matter relating to such security; or

(d)                                 any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4                        Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender’s demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

19.5                        Certification of amounts. A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20.                               INDEMNITIES

20.1                        Indemnities regarding borrowing and repayment of Loan. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                                 the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b)                                 the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)                                  any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6);

(d)                                 the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18,

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2                        Breakage costs. Without limiting its generality, Clause 20.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a)                                 in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)                                 in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3                        Miscellaneous indemnities. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:

(a)                                 any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document; and

(b)                                 any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

20.4                        Currency indemnity. If any sum due from the Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)                                 making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)                                 obtaining an order or judgment from any court or other tribunal; or

(c)                                  enforcing any such order or judgment,

the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4, the “available rate of exchange” means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5                        Application to the Master Agreement. For the avoidance of doubt, Clause 20.4 does not apply in respect of sums due from the Borrower to the Lender under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.

20.6                        Certification of amounts. A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.                               NO SET-OFF OR TAX DEDUCTION

21.1                        No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)                                 without any form of set-off, cross-claim or condition; and

(b)                                 free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

21.2                        Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a)                                 the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)                                 the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)                                  the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3                        Evidence of payment of taxes. Within one month after making any tax deduction, the Borrower concerned shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4                        Exclusion of tax on overall net income. In this Clause 21 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on the Lender’s overall net income.

21.5                        Application to the Master Agreement. For the avoidance of doubt, Clause 21 does not apply in respect of sums due from the Borrower to the Lender under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

22.                               ILLEGALITY, ETC

22.1                        Illegality. This Clause 22 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)                                 unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)                                 contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2                        Notification and effect of illegality. On the Lender notifying the Borrower under Clause 22.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender’s notice under Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

22.3                        Mitigation. If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)                                 have an adverse effect on its business, operations or financial condition; or

(b)                                 involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)                                  involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23.                               INCREASED COSTS

23.1                        Increased costs. This Clause 23 applies if the Lender notifies the Borrower that it considers that as a result of:

(a)                                 the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)                                 complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Lender (or a parent company of it) has incurred or will incur an “increased cost”.

23.2                        Meaning of “increased cost”. In this Clause 23, “increased cost” means:

(a)                                 an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Commitment or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(b)                                 a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(c)                                  an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(d)                                 a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement,

a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement, but not (aa) an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or (bb) an item covered by the indemnity for tax in Clause 19.1 or by Clause 20 or (cc) an item arising directly out of compliance with the “International Convergence of Capital Standards, a Revised Framework” published by the Basle Committee on Banking Supervision in June 2004 as implemented in the EU by the Capital Requirements Directive (2006/48/EC and 2006/49/EC) but only to the extent that the Lender determines it did or would have incurred the same level of increased cost as at the date of this Agreement and by reference to the facts and circumstances prevailing at that time.

For the purposes of this Clause 23.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

23.3                        Payment of increased costs. The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate it for the increased cost.

23.4                        Notice of prepayment. If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.3, the Borrower may give the Lender not less than 5 Business Days’ notice of its intention to prepay the Loan at the end of an Interest Period.

23.5                        Prepayment. A notice under Clause 23.4 shall be irrevocable; and on the date specified in the Borrower’s notice of intended prepayment, the Commitment shall terminate and the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

23.6                        Application of prepayment. Clause 7 shall apply in relation to the prepayment.

24.                               SET-OFF

24.1                        Application of credit balances. The Lender may without prior notice:

(a)                                 apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)                                 for that purpose:

(i)                                     break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)                                  convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)                               enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2                        Existing rights unaffected. The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3                        No Security Interest. This Clause 24 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

25.                               TRANSFERS AND CHANGES IN LENDING OFFICE

25.1                        Transfer by Borrower. The Borrower may not, without the consent of the Lender, transfer any of its rights or obligations under any Finance Document.

25.2                        Assignment by Lender. The Lender may assign, without notice to, consultation with and/or consent of, the Borrower all or any of the rights and interests which it has under or by virtue of the Finance Documents.

25.3                        Rights of assignee. In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender’s rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4                        Sub-participation; securitisation; subrogation assignment.

(a)                                 The Lender may sub-participate or include in a securitisation or similar transaction all or any part of its rights and/or obligations under or in connection with the Finance Documents without consultation with, the prior consent of or notice to, the Borrower, or any Security Party and the Lender may freely assign, without consultation with, the prior consent of or notice to, the Borrower or any Security Party, in any manner all or any part of those rights to an insurer or surety who has become subrogated to them.

(b)                                 The Borrower shall, and shall procure that each Security Party shall, do everything desirable or necessary to assist the Lender to achieve a successful (in the opinion of the Lender) securitisation (or similar transaction) Provided only that the Borrower’s third party costs are met by the Lender.

25.5                        Disclosure of information. In relation to any information which the Lender has received in relation to the Borrower, or any Security Party or their affairs under or in connection with any Finance Document, the Lender may disclose without consultation with, the prior consent of or notice to, the Borrower and any Security Party:

(a)                                 a potential transferee lender, sub participant, affiliate, any other assignee or transferee or any other person who may propose entering into a contractual relation with the Lender in relation to this Agreement; and/or

(b)                                 any direct or indirect subsidiary, any direct or indirect parent company (including, for the avoidance of doubt in the case of the DVB Group, DZ Bank A.G.), any affiliate or any other company in its group; and/or

(c)                                  any authorities (including, without limitation, any private, public or internationally recognised authorities) or any party to any Finance Document or any professional adviser to the Lender; and/or

(d)                                 a rating agency or their professional advisors; and/or

(e)                                  any other person regarding the funding, refinancing, transfer, assignment, sale, sub-participation, operational arrangement or other transaction in relation thereto including without limitation any enforcement, preservation, assignment, transfer, sale or sub-participation of the Lender’s rights and obligations, and including, without limitation, (A) for the purposes in connection with (1) any enforcement or (2) assignment or transfer of the Lender’s rights or obligations under any Finance Document or (B) to the extent desirable or necessary in connection with or in contemplation of a securitisation (or similar transaction).

25.6                        Change of lending office. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)                                 the date on which the Borrower receives the notice; and

(b)                                 the date, if any, specified in the notice as the date on which the change will come into effect.

25.7                        Security over Lender’s rights. In addition to the other rights provided to the Lender under this Clause 25, the Lender may, without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)                                 any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)                                 if the Lender is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)                                     release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the Lender under the Finance Documents.

26.                               VARIATIONS AND WAIVERS

26.1                        Variations, waivers etc. by Lender. A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2                        Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)                                 a provision of this Agreement or another Finance Document; or

(b)                                 an Event of Default; or

(c)                                  a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)                                 any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27.                               NOTICES

27.1                        General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2                        Addresses for communications. A notice by letter or fax shall be sent:

(a)                                 to the Borrower                                                            5 Xenias Street

14562 Kifissia
Greece

Fax No: + 30 210 62 34 493

(b)                                 to the Lender:                                                                    Park House

6th Floor
16-18 Finsbury Cirus
London EC2M 7EB
England

Fax No: +44 207 256 4352
Email:
Lam.London@,dvbbank.com

and

95 Akti Miaouli
185 38 Piraeus
Greece
Fax No: +210 455 74 20
Email:
dbg@dvbbank.com

or to such other address as the relevant party may notify the other.

27.3                        Effective date of notices. Subject to Clauses 27.4 and 27.5:

(a)                                 a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)                                 a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4                        Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)                                 on a day which is not a business day in the place of receipt; or

(b)                                 on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5                        Illegible notices. Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6                        Electronic communication. Any communication to be made between the Lender and the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Lender and the Borrower:

(a)                                 agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)                                  notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Lender and the Borrower will be effective only when actually received in readable form and, in the case of any electronic communication made by the Borrower to the Lender, only if it is addressed in such a manner as the Lender shall specify for this purpose

27.7                        English language. Any notice under or in connection with a Finance Document shall be in English.

27.8                        Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)                                 the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)                                 in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.9                        Meaning of “notice”. In this Clause 27 “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28.                               SUPPLEMENTAL

28.1                        Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to the Lender are:

(a)                                 cumulative;

(b)                                 may be exercised as often as appears expedient; and

(c)                                  shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2                        Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

28.3                        Counterparts. A Finance Document may be executed in any number of counterparts.

28.4                        Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29.                               LAW AND JURISDICTION

29.1                        English law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

29.2                        Exclusive English jurisdiction. Subject to Clause 29.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

29.3                        Choice of forum for the exclusive benefit of the Lender. Clause 29.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)                                 to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England. The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

29.4                        Process agent. The Borrower irrevocably appoints Hill Dickinson Services (London) Ltd, at its registered office for the time being, presently at 7 Duke’s Place, London EC3A 7LP, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

29.5                        Lender’s rights unaffected. Nothing in this Clause 29 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6                        Meaning of “proceedings”. In this Clause 29, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

DRAWDOWN NOTICE

To:                             DVB Bank SE
Platz der Republik 6
D-60325 Frankfurt am Main
Germany

Attention: Loans Administration	[•] 2012

DRAWDOWN NOTICE

1                                         We refer to the loan agreement (the “Loan Agreement”) dated [•] 2012 and made between ourselves, as Borrower, and yourselves, as Lender, in connection with a term loan facility of up to US$20,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2                                         We request to borrow the Loan as follows:

(a)                                 Amount of Loan: $[•];

(b)                                 Drawdown Date: [•];

(c)                                  [Duration of the first Interest Period shall be [•] months;] and

(d)                                 Payment instructions : account of [•] numbered [•] with [•] of [•].

3                                         We represent and warrant that:

(a)                                 the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)                                 no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4                                         This notice cannot be revoked without the prior consent of the Lender.

5                                         [We authorise you to deduct the upfront fee [and] any accrued commitment fee referred to in Clause 19 from the amount of the Loan].

[Name of Signatory]

Directors
for and on behalf of
and
Q KEEN SHIPPING LTD.

SCHEDULE 2

CONDITION PRECEDENT DOCUMENTS

Part A

The following are the documents referred to in Clause 8.1(a).

1                                         A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2                                         Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party and any other evidence regarding the Borrower’s and/or the Guarantor’s shareholding structure and capital (including, without limitation, any shareholders’ agreement and share certificate).

3                                         Copies of resolutions of the shareholders and directors of the Borrower and each Security Party authorising the execution of each of the Finance Documents to which the Borrower or that Security Party is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notice and other notices under this Agreement and, in the case of the Borrower, ratifying the execution of the MOA and entry into the Shipbuilding Contract.

4                                         The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party.

5                                         Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document to which it is a party and, in the case of the Borrower, the MOA and the Shipbuilding Contract.

6                                         Copies of the MOA and the Shipbuilding Contract and of all documents signed or issued by the Borrower or the Seller and the Builder (or either of them) under or in connection therewith.

7                                         Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Seller and the Builder of the MOA or, as the case may be, the Shipbuilding Contract and of all documents to be executed by the Seller and/or the Builder thereunder.

8                                         A duly completed and signed by the Borrower DVB LAM Form.

9                                         Documentary evidence that the agent for service of process named in Clause 29 has accepted its appointment.

10                                  Such documents as the Lender may require for its “know your costumer” and other customary money laundering checks in connection with the Borrower and any Security Party.

11                                  favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other jurisdiction as the Lender may require.

12                                  If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

13                                  Such other documents and/or evidence as the Lender shall reasonably require.

PART B

In this Part 13, the following expressions shall have the following meanings: The following are the documents referred to in Clause 8.1(ii).

1                                         A duly executed original of the Mortgage, the Earnings Account Pledge, the General Assignment, the Manager’s Undertaking and the Charterparty Assignment (and of each document to be delivered by each of them).

2                                         Documentary evidence that:

(a)                                 the Ship has been unconditionally delivered by the Seller or, as the case may be, the Builder to, and accepted by, the Borrower under the MOA and/or the Shipbuilding Contract, and the Contract Price payable thereunder (in addition to the part to be financed by the Loan) has been duly paid in full (together with a copy of each of the documents delivered by the Seller or, as the case may be, the Builder to the Borrower under the MOA and/or the Shipbuilding Contract (including but not limited to, the Builder’s certificate, the bill of sale, the commercial invoice and the protocol of delivery and acceptance));

(b)                                 the Ship is definitively and permanently registered in the name of the Borrower under an Approved Flag;

(c)                                  the Ship maintains the highest available class with a first class classification society which is a member of IACS as the Lender may approve, free of all recommendations and conditions;

(d)                                 the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(e)                                  the Mortgage has been duly registered against the Ship as a valid first preferred or priority, as the case may be, ship mortgage in accordance with the laws of the applicable Approved Flag; and

(f)                                   the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3                                         Documents establishing that the Ship will, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)                                 the Manager’s Undertaking in respect of the Ship; and

(b)                                 copies of the Approved Manager’s Document of Compliance and of the Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires), ISSC and IAPPC.

4                                         The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account.

5                                         A valuation of the Ship, addressed to the Lender, stated to be for the purposes of this Agreement, dated not earlier than 14 days prior to the Drawdown Date and prepared by an Approved Broker in accordance with Clause 14 showing a market value of the Ship in an amount acceptable to the Lender.

6                                         Evidence satisfactory to the Lender:

(a)                                 of the lightweight displacement tonnage of the Ship together with the a copy of the Ship’s stability booklet; and

(b)                                 that the Ship is free from asbestos/glass wool and nuclear products

7                                         At least 15 days prior to the Drawdown Date details of the brokers and/or insurers or underwriters with whom the obligatory insurances are to be placed and of the class and classification society with whom the Ship is to be entered.

8                                         A copy of the Approved Charterparty and of all documents signed or issued by the parties thereto under or in connection with it.

9                                         Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Borrower and charterer of the Approved Charterparty and of all documents to be executed by the parties thereto under the Approved Charterparty.

10                                  A duly executed original of the classification society undertaking in the form set out in Part B of Schedule 6.

11                                  If requested by the Lender, a survey report addressed to the Lender stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Drawdown Date from an independent marine surveyor selected by the Lender in respect of the physical condition of the Ship.

12                                  A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the Lender may require.

13                                  Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the applicable Approved Flag State and such other relevant jurisdictions as the Lender may require.

Each of the documents specified in paragraphs 2, 3, 5, 6 and 10 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

SCHEDULE 3

LIST OF APPROVED BROKERS

Allied Shipbroking Inc. Greece

Arrow Valuations Ltd United Kingdom

H Clarkson & Co Ltd United Kingdom

Compass Maritime Services LLC United States

DLP Greece

Fearnleys AS Norway

Simpson Spence & Young United Kingdom

Golden Destiny S.A.

SCHEDULE 4

DVB LOAN ADMINISTRATION FORM

To:                             DVB Bank SE
Platz der Republik 6
D-60325 Frankfurt Am-Main
Germany

Attn:                    Loans Administration

[date]

Dear Sirs

Term loan facility of up to $20,000,000 (the “Financing”) made available to Q Keen Shipping Ltd. (the “Company”)

We refer to the loan agreement (the “Loan Agreement”) dated [•] 2012 and made between ourselves, as Borrower and yourselves as Lender in connection with a term loan facility of up to $20,000,000. Terms and expressions not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.

We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration of the Loan Agreement or any other documents related to the Financing:

1                                         [name, title, address, phone, fax, mobile, email];

2                                         [name, title, address, phone, fax, mobile, email]; and

3                                         [name, title, address, phone, fax, mobile, email].

No persons other than the directors of each Company and the persons listed above (together, the “Authorised Persons”) are hereby authorised to request any information from you regarding the Loan Agreement or any other matter related to the Financing or either of the Companies or communicate with you in any way regarding the forgoing in and under any circumstances.

For the avoidance of doubt, the following are the Directors of each Company:

1                                         [name, title, address, phone, fax, mobile, email];

2                                         [name, title, address, phone, fax, mobile, email]; and

3                                         [name, title, address, phone, fax, mobile, email].

This list of authorised persons may only be amended, modified or varied in writing by an Authorised Person with copy to the other Authorised Persons.

We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorised Person.

This letter shall be governed by, and construed in accordance with, English law.

Yours sincerely

Directors
for and on behalf of
Q KEEN SHIPPING LTD.

SCHEDULE 5

FORM OF SUBORDINATION UNDERTAKING

To:                             DVB Bank SE
Platz der Republik 6
D-60325 Frankfurt Am-Main
Germany

[•] 2012

Dear Sirs

We refer to:

(a)                                 the loan agreement dated [•] 2012 (the “Loan Agreement”) made between (i) Q Keen Shipping Ltd. as borrower (the “Borrower”) and (ii) DVB Bank SE as lender pursuant to which the Lender agreed to make available to the Borrower a secured term loan facility of up to US$20,000,000; and

(b)                                 the loan or loans (the “Subordinated Loans”) made available or to be made available by ourselves to the Borrower.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Letter.

In consideration of your agreement to us making the Subordinated Loans available to the Borrower (and for other good and valuable consideration the receipt of which is hereby acknowledged) we undertake with you that all rights which we at any time have in relation to the Subordinated Loans against the Borrower shall be fully subordinated to your rights under the Loan Agreement and the Finance Documents; and in particular we shall not without your prior written consent:

1                                         claim, or in a bankruptcy of the Borrower prove for, any amount payable to us by the Borrower;

2                                         take or enforce any Security Interest for any such amount;

2                                         claim to set-off any such amount against any amount payable by us to the Borrower;

3                                         claim any subrogation or other right in respect of any Finance Document or any sum

4                                         received or recovered by you under a Finance Document.

The provisions of clause 29 of the Loan Agreement shall apply to this Letter and we hereby submit to the exclusive jurisdiction of the English courts.

Yours faithfully

for and on behalf of

SCHEDULE 6

PART A

LETTER OF INSTRUCTION TO CLASSIFICATION SOCIETY

To: [Insert name of classification society]

Date:

Dear Sirs

Name of ship: m.v. “Q KEEN” (the “Ship”)
Flag: [•]
Name of Owner: Q Keen Shipping Ltd. (the “Owner”)
Name of mortgagee: DVB Bank SE (the “Mortgagee”)

We refer to the Ship, which is registered in the ownership of the Owner, and which has been entered in and classed by [insert name of classification society] (the “Classification Society”).

The Mortgagee has agreed to provide financing to the Owner upon condition that, among other things, the Owner issues to the Mortgagee this letter of instruction to the Classification Society in the form presented by the Mortgagee.

The Owner and the Mortgagee irrevocably and unconditionally instruct and authorise the Classification Society (notwithstanding any previous instructions whatsoever which the Owner may have given to the Classification Society to the contrary) as follows:

1                                         to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original certificates of class and other class records held by the Classification Society in relation to the Ship;

2                                         to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class and related records of the Owner and the Ship at the offices of the Classification Society and to take copies of them and, to the extent possible, to grant the Mortgagee electronic access to such records;

3                                         to notify the Mortgagee immediately by email to techcom@dvbbank.com if the Classification Society:

(a)                                 receives notification from the Owner or any other person that the Ship’s classification society is to be changed;

(b)                                 imposes a condition of class or issues a class recommendation in respect of the Ship;

(c)                                  becomes aware of any facts or matters which may result or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of the Owner’s or the Ship’s membership of the Classification Society;

4                                         following receipt of a written request from the Mortgagee:

(a)                                 to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(b)                                 if the Owner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society.

Notwithstanding the above instructions given for the benefit of the Mortgagee, the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing in this letter should be construed as imposing any obligation or liability on the Mortgagee to the Classification Society in respect thereof. The instructions and authorisations which are contained in this notice shall remain in full force and effect until the Owner and the Mortgagee together give you notice in writing revoking them.

The Owner undertakes to reimburse the Classification Society in full for any costs or expenses it may incur in complying with the instructions and authorisations referred to in this letter.

This letter and any non-contractual obligations arising from or connected with it are governed by English law.

For and on behalf of
[•]

For and on behalf of
DVB BANK SE

PART B

LETTER OF UNDERTAKING FROM THE CLASSIFICATION SOCIETY

To: [•]
and
DVB Bank SE

Dated:

Dear Sirs

Name of ship: m.v. “Q KEEN” (the “Ship”)
Flag: [•]
Name of Owner: Q Keen Shipping Ltd. (the “Owner”)
Name of mortgagee: DVB Bank SE (the “Mortgagee”)

We [name of classification society], hereby acknowledge receipt of a letter (a copy of which is attached hereto) dated [•] sent to us by the Owner and the Mortgagee (together the “Instructing Parties”) regarding the Ship.

In consideration of the payment of US$10 by the Instructing Parties and the agreement by the Mortgagee to approve the selection of [name of classification society] (the receipt and adequacy of which is hereby acknowledged), we undertake to comply with the instructions of the Instructing Parties contained in such letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Yours faithfully

For and on behalf of
[name of classification society]

EXECUTION PAGE

BORROWER

SIGNED by	)	/s/ Viktoria Poziopoulou
Viktoria Poziopoulou	)
for and on behalf of	)
Q KEEN SHIPPING LTD.	)
in the presence of:

/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 18538 - GREECE

LENDER

SIGNED by )	/s/ Irene Graff
Irene Graff )
for and on behalf of )
DVB BANK SE )
in the presence of:
/s/ Christoforos Bismpikos
CHRISTOFOROS BISMPIKOS
SOLICITOR
WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI
PIRAEUS 18538 - GREECE